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                                                                   EXHIBIT 3.6.2



                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        STRATEGIC TIMBER PARTNERS II, LP






                                   DATED AS OF
                                 OCTOBER 9, 1998


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THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.



                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        STRATEGIC TIMBER PARTNERS II, LP



                  THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of October 9, 1998 by and among the General Partner and the Limited Partners (as those terms are defined below).



                                R E C I T A L S:



                  On September 23, 1998, Strategic Timber Two Operating Co., LLC ("STTOC"), as the general partner, and Strategic Timber Trust II, LLC ("STTII"), as the limited partners (collectively the "Original Partners") formed Strategic Timber Partners II, LP, ("Partnership") as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Georgia pursuant to the Certificate and an Agreement of Limited Partnership of Strategic Timber Partners II, LP, dated as of September 25, 1998 ("Original Agreement").

                  The Original Partners now desire to admit the Persons designated as Class B Limited Partners on Exhibit A as Limited Partners in the Partnership in consideration of the contribution specified in that certain Acquisition and Contribution Agreement by and among the Partnership and Class B Limited Partners, dated as of October 9, 1998 ("Class B Agreement").

                  The Original Partners now desire to admit MACH ONE PARTNERS, LLC as the Class C Limited Partner in consideration of the contribution specified in that certain Contribution Agreement by and between the Partnership and the Class C Limited Partner, dated as of October 9, 1998 ("Class C Agreement").



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                  Concurrently, the following shall occur: (i) the Class C
Limited Partner will contribute $10 million to the Partnership, (ii) the Class B Limited Partners will contribute a portion of their membership interests in Pioneer to the Partnership, with the contributed Pioneer membership interests having the agreed value shown on Exhibit A to this Agreement, and (iii) STTOC and STTII will contribute $35 million to the Partnership in cash or as a result of payment of expenses for the benefit of the Partnership.

                  The parties hereto desire to amend and restate the Original Agreement in its entirety in accordance with the terms set forth herein:

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration on, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. Except as otherwise expressly provided herein and in the Exhibits the following terms and phrases shall have the meanings as set forth below:

                  "Accountants" shall mean Arthur Andersen, LLP or such other nationally recognized accountants as are selected by the General Partner.

                  "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Georgia, as the same may hereafter be amended from time to time.

                  "Affiliate" shall mean, with respect to any Partner (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any beneficiary of a Limited Partner that is a trust; (iii) any trust for the benefit of any Person referred to in the preceding clauses (i) and
(ii); or (iv) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Person referred to in the preceding clauses (i) through (iii).

                  "Agreement" shall mean this First Amended and Restated Limited Partnership Agreement and the Exhibits attached thereto, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "Agreed Value" means the cash or net fair market value of the Capital Contributions made by the Partners as reflected on Exhibit A to this Agreement.


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                  "Assignee" means a Person to whom one or more Partnership
Units have been transferred in a manner permitted under this Agreement, but who has not become a substituted Limited Partner, and who has the rights set forth in Section 9.3(d).

                  "Audited Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

                  "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Partner admitting the allegations of any such petition.

                  "Bridge Loan" means the senior secured loan provided to STT II by the lenders under that Bridge Loan Agreement dated as of October 9, 1998, among the STT II, the lenders party thereto, ABN AMRO Bank N.V., as administrative agent for the lenders, First Union National Bank and NationsBank, N.A., as co-arrangers (as the same may be amended, modified or restated from time to time) having a 12-month term and in the original principal amount of $35,000,000.

                  "Capital Account" shall mean the separate "book" account which the Partnership shall establish and maintain for each Partner in accordance with Exhibit B of this Agreement.

                  "Capital Contribution" shall mean the amount of money and the initial Gross Asset Value of any contributed property, net of liabilities assumed by the Partnership in connection with such contribution or as to which each property is subject when contributed.

                  "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Georgia Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                  "Class A Partner" shall mean a Partner that owns one or more Class A Partnership Units.

                  "Class A Partnership Units" shall mean the Partnership Units issued to the STTOC in exchange for its Capital Contribution as specified on Exhibit A hereto. The Class A Partnership Units do not have any of the put rights as specified in Exhibits D and E.


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                  "Class B Limited Partner" shall mean a Partner that owns one or more Class B Partnership Units.

                  "Class B Partnership Units" shall mean the Partnership Units having the rights specified in Exhibit D.

                  "Class B Representative" means Gregory M. Demers or the Person who is named his duly appointed successor by vote of seventy-five percent (75%) of the Percentage Interests held by the Class B Partners.

                  "Class C Limited Partner" shall mean a Partner that owns one or more Class C Partnership Units having the rights specified in Exhibit E.

                  "Class C Partnership Units" shall mean the Partnership Units having the Redemption Rights and the other rights specified in Exhibit E.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of succeeding laws.

                  "Consent" shall mean the written consent or approval of a proposed action by Partners owning sixty-eight (68%) or more of the Percentage Interests given in accordance with Section 13.2 hereof.

                  "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

                  "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other business entity.

                  "Financing" means, collectively, the Bridge Loan and Senior Credit Facilities.

                  "Financing Documents" means any and all credit and loan agreements and related documents evidencing or securing the Financing.


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                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

                  "General Partner" means Strategic Timber Two Operating Co., LLC, a Georgia limited liability company, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

                  "Gross Asset Value" shall mean the value at which the assets of the Partnership are carried on its books as required by the Regulations under Code section 704(b) and as determined in accordance with Exhibit B.

                  "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, descendants, brothers, sisters and the estate of any such Person.

                  "Indemnitee" shall mean (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, (B) an employee, independent contractor, trustee, director, or officer of the General Partner or of an Affiliate of the General Partner or (c) a Liquidating Trustee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time in its sole and absolute discretion but shall not include Frontier Resources, LLC.

                  "IPO" means the REIT's initial underwritten offering of its Shares to the public pursuant to registration statement that has been declared effective by the SEC.

                  "IPO Closing" means the consummation of the sale of Shares by the REIT in the IPO including receipt of the consideration.

                  "Limited Partners" shall mean those Persons listed under the heading "Limited Partners" on Exhibit A attached hereto, as amended from time to time to reflect the admission of additional Persons and any permitted successors or assigns, who are admitted as a limited partner in the Partnership.

                  "Liquidity Event" means any one or more of the following: (i) the REIT having filed a registration statement for the sale of its Shares to the public in an underwritten offering with the SEC, or (ii) the Partnership having distributed private placement memoranda to potential equity investors, having adequate net worth to fund their subscriptions, in a proposed private placement of Partnership Units or Shares in the REIT and distributed to all the Partners a copy of such private placement memorandum with a list of all potential investors to whom such private placement memorandum has been sent, or (iii) filing with the SEC a registration statement for an underwritten public offering of debt securities by the Partnership, or (iv) a loan commitment for refinancing the existing Financing on terms more favorable than the existing Financing, if any one or more of such events will result in minimum net proceeds at least equal to Net Liquidity Event Proceeds; provided however, if a Liquidity Event occurs solely as a result of either (i) a refinancing of the Financing or (ii) a public debt offering, the minimum net proceeds must be sufficient entirely to


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satisfy: (a) the Bridge Loan; (b) the bridge loan as to which STT is the borrower; (c) the aggregate Class B Consideration as defined in Exhibit D; and
(d) if the General Partner is still controlled by STT II, the Class C Consideration as defined in Exhibit E; and (e) the aggregate consideration payable to the Class C limited partner of STP pursuant to Exhibit D of the STP limited partnership agreement.

                  "Liquidity Event Closing" means consummation of any one or more of the following: (i) the sale of REIT's Shares in an initial public offering of its Shares including receipt of the consideration, or (ii) the funding by the investors of their equity contributions to the Partnership or the REIT pursuant to a private placement of securities, or (iii) the funding of a public offering of debt securities by the Partnership, or (iv) refinancing the existing financing of the Partnership, if any one or more of such events results in minimum net proceeds at least equal to Net Liquidity Event Proceeds; provided, however, if a Liquidity Event occurs solely as a result of either (i) a refinancing of the Financing or (ii) a public debt offering, the minimum net proceeds must be sufficient entirely to satisfy: (a) the Bridge Loan; (b) the bridge loan as to which STT is the borrower; (c) the aggregate Class B Consideration as defined in Exhibit D; and (d) if the General Partner is still controlled by STT II, the Class C Consideration as defined in Exhibit E; and (e) the aggregate consideration payable to the Class C limited partner of STP pursuant to Exhibit D of the STP limited partnership agreement.

                  "Liquidity Event Deadline" means midnight Eastern time on June 30, 1999.

                  "Liquidating Trustee" shall mean such individual or entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to authorize and permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

                  "Merger Agreement" means a plan and agreement of merger to be executed by the Partnership and the parties thereto substantially in the form of Exhibit H hereto.

                  "Net Income" means for any period, the excess, if any, of the Partnership's items of income and gain for such period over the Partnership's items of loss and deduction for such period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B.

                  "Net Liquidity Event Proceeds" means the proceeds of the Liquidity Event Closing in the form of cash or cash equivalents, net after deducting (i) brokerage commissions and other reasonable fees and expenses (including without limitation those of legal counsel, investment bankers and accountants), (ii) provision for all taxes, if any, payable in connection with the Liquidity Event, (iii) appropriate amounts, if any, to be provided as a reserve required in accordance with GAAP to be applied against liabilities associated with the



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Liquidity Event, and (iv) amounts required to be paid in respect of the
Financing or the financing arrangements of the REIT, STP, STT II, STP II, Pioneer or any of their Affiliates out of the proceeds of, or as a consequence of the occurrence of, the Liquidity Event.

                  "Net Loss" means, for any period, the excess, if any, of the Partnership's items of loss and deduction for such period over the Partnership's items of income and gain for such period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B.

                  "Net Operating Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures". For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Partnership from all sources for such period, (including the net proceeds of borrowings but excluding Capital Contributions) and any amounts that are held as reserves as of the last day of such period that the General Partner reasonably deems to be in excess of reserves that are necessary or appropriate for the Partnership, as specified in the definition of Expenditure. The term "Expenditures" means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal and interest on account of the Financing and any other indebtedness of the Partnership including payments of principal and interest on account of loans from the General Partner, or amounts due on such indebtedness during such period, and (c) such cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities.

                  "OP Units" means the Class B Partnership Units of the Surviving Entity, which shall have conversion rights to Shares, substantially in the form described in Exhibit F hereto.

                  "Partner(s)" shall mean the General Partner and/or the Limited Partners, their duly admitted successors or assigns and any additional Person who has been admitted as a partner of the Partnership at the time of reference thereto.

                  "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an interest may be entitled to under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all the Partners issued pursuant to Section 4.1 of this Agreement, and as specified on Exhibit A, as amended from time to time. The ownership of Partnership Units will be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Partnership Units may be divided into two or more classes.


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                  "Percentage Interest" shall mean, with respect to any Partner, its interest determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A hereto, as such Exhibit may be amended from time to time.

                  "Person" shall mean any natural person or Entity.

                  "Pioneer" means Pioneer Resources, LLC, an Oregon limited liability company.

                  "REIT" shall mean Strategic Timber Trust, Inc., a Georgia corporation, that will elect to be classified as a real estate investment trust as defined in Code section 856.

                  "REIT Expenses" mean the Partnership's allocable share, as determined under Section 7.2(c) of this Agreement, of the following expenses incurred after the effective date of this Agreement: (i) the costs and expenses relating to any offer or registration of securities by the REIT and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (ii) costs and expenses associated with compliance by the REIT with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (iii) all other reasonable operating or administrative costs of the General Partner, the REIT and its subsidiaries reasonably allocable to the Partnership incurred in the ordinary course of its business on behalf of the Partnership, including without limitation reasonable salaries for the officers and employees of Strategic Timber Two Operating Co., LLC. The reimbursement of REIT Expenses shall not constitute a distribution under Article V of this Agreement.

                  "SEC" means the US Securities and Exchange Commission.

                  "Securities Laws" means the federal and state laws (including the rules and regulations thereunder and the judicial and administrative interpretations thereof) regulating the sale of securities including, without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; state Blue Sky Laws; and the rules and regulations of any stock exchange on which the Shares are listed for trading.

                  "Senior Credit Facilities" means the senior secured credit facilities provided to Pioneer by the lenders under that Replacement Credit Loan Agreement dated as of October 9, 1998, among Pioneer, the lenders party thereto, First Union National Bank, as administrative agent for the lenders, ABN AMRO Bank N.V. as syndication agent for the lenders and NationsBank, N.A. as documentation agent for the lenders (as the same may be amended, modified or restated from time to time) in the original committed amount of $270,000,000.

                  "Shares" shall mean the shares of the common stock of the REIT.



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                  "STP" means Strategic Timber Partners, LP, a Delaware limited partnership in which the REIT and its Affiliates are the owner of a majority of the limited partnership interests.

                  "Surviving Entity" means the surviving legal entity resulting from the combination of some or all of the Partnership, STP, Pioneer and any other Entity over which the REIT has control, which shall become effective immediately prior to the IPO Closing.

                  "Tax Matters Partner" means the Partner with the responsibilities and authority set forth in Code section 6221 et seq. and as provided in Section 6.5 of this Agreement.

                  "Underwriter" means the lead managing underwriter for the IPO.


                                   ARTICLE II

                           ORGANIZATION OF PARTNERSHIP

                  2.1 Organization. The General Partner has organized the Partnership as a limited partnership by filing the Certificate pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise herein expressly provided.

                  2.2 Name. The name of the Partnership shall be Strategic Timber Partners II, LP, or such other name as shall be chosen from time to time by the General Partner in its sole discretion.

                  2.3 Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at 5 North Pleasant Street, New London, New Hampshire 03257, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

                  2.4 Registered Agent and Registered Office. William H. Bradley shall act as registered agent of the Partnership and the Registered Office of the Partnership shall be 999 Peachtree Street, Suite 2300, Atlanta, Georgia 30309. The registered office and registered agent may be changed from time to time as the General Partner deems advisable by filing notice of such changes with the Secretary of State in accordance with the Act.

                  2.5 Term. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Georgia on September 25, 1998 and shall continue until December 31, 2097, unless the Partnership is sooner terminated as provided in Article VIII or as provided by law.



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                                   ARTICLE III

                               PURPOSE AND POWERS

                  3.1 Purpose and Business. The purpose of the Partnership shall be to acquire, hold, own, manage and transfer timberlands; to sell and otherwise dispose of the timber grown on such property; to acquire all of the ownership interests in Pioneer; and to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes.

                  3.2 Powers. Subject to any limitations imposed by the Financing Documents and this Agreement, the Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority, directly to enter into, perform, and carry out contracts of any kind, to borrow money and to issue other evidences of indebtedness including guaranties of the indebtedness of Affiliates (including the Financing which indebtedness may be secured by mortgages, pledges of partnership interests in other Entities, including Pioneer), security interests or other liens, and to enter into any and all indentures and other agreements and documents relating to such evidence of indebtedness, directly or indirectly, and to acquire such assets as may be necessary or useful in connection with its business. Notwithstanding the foregoing, the Partnership shall not take, or refrain from taking, any action which, in the opinion of counsel qualified in such matters,
(i) could adversely affect the ability of the REIT to qualify as a real estate investment trust under the Code, (ii) could subject the REIT to any taxes under section 857 (other than for capital gains that the REIT has elected to retain) or section 4981 of the Code or have other potentially adverse consequences under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the REIT, its subsidiaries or its securities, unless such action (or inaction) shall have been specifically consented to by the REIT in writing.


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

                  4.1 Capital Contributions, Partnership Interests and Percentage Interests of Partners.

                  (a) At the time of the execution of this Agreement, the Partners shall make the Capital Contributions set forth in Exhibit A and shall own the Partnership Units and have the Percentage Interests in the Partnership as set forth in such Exhibit. Initially, the Partnership will issue 10,000 Partnership Units, which will be divided into Class A, Class B and Class C Units, as set forth in Exhibit A. Exhibit A may be amended from time to time by the General Partner to the extent necessary to properly reflect redemptions of Partnership Units, Capital Contributions and transfers of Partnership Units.


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                  (b) No Partner shall have an obligation to make any additional
Capital Contributions or loans to the Partnership.

                  (c) Without the prior written Consent of the Partners, no additional Partnership Units will be issued by the Partnership except in connection with a Liquidity Event Closing.

                  4.2 No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

                  4.3 No Interest on or Return of Capital Contribution. Except as otherwise specifically provided herein, no Partner shall be entitled to interest on its Capital Contribution or have any right to demand or receive the return of its Capital Contribution.

                  4.4 Loans to Partnership At the option of the General Partner, any Partner (including, without limitation, the General Partner) may make loans to the Partnership on terms deemed by the General Partner to be commercially reasonable and at then prevailing market interest rates.


                                    ARTICLE V

                                  DISTRIBUTIONS

                  5.1 Distributions.

                  (a) Except as provided for in Section 5.4, prior to the complete satisfaction of the Bridge Loan, all distributions of Net Operating Cash Flow will be made to STTOC. Thereafter, Net Operating Cash Flow will be distributed to the Class B and Class C Limited Partners until the Class B and Class C Limited Partners have received distributions equal to: (A) the amount that the Class B and Class C Limited Partners would have received if all distributions that were made during the period that the Bridge Loan was outstanding had been made in accordance with the Partners' Percentage Interests, less (B) the amount actually distributed to the Class B and Class C Limited Partners under Section 5.4. Thereafter, all such distributions shall be made pro rata in accordance with the Partners' Percentage Interests. Any payments on the Bridge Loan made by the Partnership directly shall be deemed to be distributions to STTOC.

                  (b) All payments of any distributions with respect to the Class B Units will be made to the Class B Representative as agent for the Class B Limited Partners.

                  5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law pursuant to Section 6.6 hereof with respect to any



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allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to such Persons pursuant to
Section 5.1 for all purposes under this Agreement.

                  5.3 Distributions Upon Liquidation. Proceeds from the sale or other disposition of all or substantially all of the assets of the Partnership, or related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, including reductions and reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 8.3.

                  5.4 Tax Distributions. During the period that the Bridge Loan is outstanding, the Partnership shall use its best efforts to distribute cash to the Partners to enable the Partners to fund their U.S. federal income tax liabilities (including any estimated payments thereof) attributable to income reported (or to be reported) on the tax returns of the Partnership that is allocated to the Partners, including without limitation amounts allocable under Code section 704(c). For purposes of making the determination of the amount of distribution under this Section 5.4, items of ordinary income or short-term capital gain will be assumed to be taxed at a tax rate of 39.6%, and items of long-term capital gain will be assumed to be taxed at a tax rate of either 20% or 28%, as determined by the General Partner upon advice of tax counsel; provided, however, the maximum amount distributable under this Section 5.4 is $1,000,000 in any fiscal year.


                                   ARTICLE VI

                ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

                  6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof), shall be allocated among the Partners in each taxable year (or a portion thereof) as provided in this Section 6.1:

                  (a) After giving effect to the special allocation rules contained in Exhibit C, Net Income shall be allocated: (i) first, to the General Partner to the extent of the amount by which Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1(a); and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (b) After giving effect to the special allocation rules contained in Exhibit C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Partner, other than the General Partner, to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (as defined in Exhibit C) at the end of such taxable year (or increase any existing




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


Adjusted Capital Account Deficit). All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

                  6.2 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain, or cause to be maintained, full, true, complete and correct books of account. In addition, the Partnership shall keep all records required to be maintained by the Act.

                  6.3 Reports. The General Partner shall cause to be sent to the Limited Partners promptly after receipt of the same from the Accountants and in no event later than 90 days after the close of each fiscal year of the Partnership, copies of Audited Financial Statements for the Partnership and the REIT for the immediately preceding fiscal year of the Partnership.



                  6.4 Tax Elections and Returns.

                  (a) All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner.

                  (b) The General Partner shall be responsible for preparing, or causing to be prepared, and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, all within the period of time prescribed by law including extensions.

                  6.5 Tax Matters Partner.

                  (a) The General Partner is hereby designated as the Tax Matters Partner (within the meaning of section 6231(a)(7) of the Code) for the Partnership.

                  (b) The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any federal, state or local tax controversy or proceeding, except to the extent required by law, is in the sole and absolute discretion of the tax matters partner. The provisions relating to indemnification of the General Partner, set forth in Section 7.6 of this Agreement, shall be fully applicable to the tax matters partner in its capacity as such.

                  (c) All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing contained herein shall be construed to restrict the Partnership from engaging tax consultants to assist the tax matters partner in discharging its duties hereunder.

                  6.6 Withholding Payments Required By Law. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445 or 1446 of the Code.

                  6.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

                  6.8 Real Estate Excise Tax. In the event of a "sale" of Pioneer real property located in the State of Washington (as provided in Revised Code of Washington Chapter 82.45) resulting from the transfer or acquisition of a controlling interest in the Partnership, or in the event of a sale of Pioneer real property located in any other state with a similar excise tax law, STTII (or the REIT) and the Class B Limited Partners (collectively) each agree to pay one-half of the excise tax imposed thereon.

                                   ARTICLE VII

                     RIGHTS, DUTIES AND RESTRICTIONS OF THE
                          GENERAL PARTNER AND THE REIT

                  7.1 Powers and Duties of General Partner.

                  (a) Except as otherwise expressly provided in Exhibit G or in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners except for Cause. For purposes of this Agreement, "Cause" means any action by the General Partner for which it would not be entitled to indemnification under Section 7.6(a) of this Agreement. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desired by it to conduct the business of the Partnership, to exercise all powers of the Partnership as set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof.

                  (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any specific liability on behalf of the Partnership.

                  (c) Notwithstanding the powers granted to the Partnership in
Section 3.2 and to the General Partner in Section 7.1(a), neither the Partnership nor any General Partner will undertake any action that would be contrary to the terms and conditions of the Financing Documents.

                  7.2      Reimbursement of the General Partner and the REIT.

                  (a) Except as otherwise provided in Articles 5 and 6 (regarding distributions and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  (b) The General Partner shall be reimbursed for all reasonable out-of- pocket expenses that it incurs, in the ordinary course, relating to the operation of the Partnership and, to the extent permitted by the Financing Documents and in accordance with the provisions of Section 7.2(c), the REIT shall be reimbursed for REIT Expenses. All operating expenses of the General Partner, the Partnership and their Affiliates shall be apportioned among the various entities in a reasonable manner.

                  (c) In connection with an IPO, the REIT, in good faith, shall allocate all reasonable expenses that are in the nature of the expenses described in the definition of REIT Expenses among the Partnership, STP and any other Entities that exist immediately prior to the IPO in which the REIT or its Affiliates are the general partner, or otherwise exercise Control ("Other Partnerships"). Such allocation shall be based upon the respective valuation of the Partnership, STP and any Other Partnerships as a percentage of the total business enterprise value of the Surviving Entity.

                  7.3 Contracts with Affiliates. The Partnership may engage in transactions and enter into contracts with Affiliates of the General Partner that are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties.

                  7.4 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets shall be held in the name of the Partnership.

                  7.5 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, including, without limitation, to guaranty the repayment of, and to encumber and pledge all of the Partnership's interest in Pioneer to secure the repayment of the Bridge Loan (which guaranty and pledge is hereby consented to by the General Partner and each Limited Partner), and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                  7.6 Indemnification by Partnership.

                  (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; however, the Partnership shall not indemnify an Indemnitee with respect to (i) an act or omission of the Indemnitee that was material to the matter giving rise to the proceeding and either was the result of intentional misconduct or a knowing violation of law; or (ii) for any transaction for which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6(a); provided, however, the termination of any criminal proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by Indemnitee creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor.

                  (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 7.6, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

                  (c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

                  (d) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (e) The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way effect the limitations on the Partnership's liability to any Indemnitee under this
Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  7.7 Liability of the General Partner

                  (a) The General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the action or omission of the General Partner was in good faith and such action or inaction was not the result of intentional misconduct, a knowing violation of law, or a transaction for which the General Partner received a personal benefit that was in violation or breach of any provision of this Agreement.

                  (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the Partners collectively, that the General Partner is under no obligation to consider the separate interests of a particular Limited Partner (including, without limitation, the tax consequences to Limited Partners or any assignees thereof) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner acted in good faith with respect thereto and such action or inaction was not the result of intentional misconduct, a knowing violation of law, or a transaction for which the General Partner received a personal benefit that was in violation or breach of any provision of this Agreement.

                  (c) Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (d) The General Partner shall not be deemed to have any limitations or obligations, or be subject to any restrictions, of a partner of a general partnership, if it otherwise would not have such limitations or obligations or be subject to such restrictions under the terms of the Act, any other applicable law and this Agreement.

                  (e) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  7.8 Other Matters Concerning the General Partner

                  (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, consent, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the REIT to qualify as a real estate investment trust under the Code or (ii) to avoid the REIT incurring any taxes under section 857 (other than for capital gains that the REIT has elected to retain) or section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.


                                  ARTICLE VIII

             DISSOLUTION, WINDING-UP AND LIQUIDATION OR COMBINATION

                  8.1 Events of Dissolution. The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:

                  (a) the dissolution, termination, withdrawal, retirement or Bankruptcy of the General Partner, STT II or the REIT, subject to the Partnership being continued as provided in Section 9.2 hereof;

                  (b) the election to dissolve the Partnership made in writing by the General Partner with the Consent of the Partners;

                  (c) the sale or other disposition of all or substantially all of the assets of the Partnership, unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

                  (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal; or

                  (e) December 31, 2097.

                  8.2 Accounting. In the event of the dissolution, winding-up and liquidation of the Partnership, a proper accounting shall be made of the Capital Account of each Partner and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

                  8.3 Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated at least to the extent necessary to satisfy all liabilities of the Partnership and the net proceeds therefrom or the remaining assets for the partnership, if any, shall be distributed in the following rank and order:

                  (a) Payment of creditors of the Partnership in the order of priority as provided by law;

                  (b) Establishment of reserves as provided by the General Partner to provide for contingent and other Partnership liabilities, if any;

                  (c) To the Class B Limited Partners to the extent of their respective Class B Consideration (as defined in Exhibit D), if any such amount has accrued;

                  (d) To the Class C Limited Partner to the extent of its Class C Consideration (as defined in Exhibit E); and

                  (e) Then to the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, other than distributions under this Section 8.3(e).

                  (f) Notwithstanding the foregoing, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, if sixty-eight percent (68%) of the Percentage Interests held by the Partners agree by vote or Consent that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the General Partner or a Person appointed to act as Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or distribute to the Partners, in lieu of cash, in accordance with the provisions of clauses (c) through (e) of Section 8.3 interests in Partnership assets. The Partners shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as they may determine.

                  8.4 Combination. If the Liquidity Event Closing occurs prior to any of the events of dissolution specified in Section 8.1 of this Agreement, in lieu of the dissolution and liquidation of the Partnership, then concurrently with such Liquidity Event Closing, the Partnership shall be combined with the Surviving Entity. The methodology of such combination shall be substantially in accordance with the terms of a Merger Agreement, which is attached as Exhibit H to this Agreement, which final Merger Agreement shall be executed by the parties thereto prior to the consummation of such combination. If the Liquidity Event Closing is in the form of an IPO Closing, the Class B and Class C Limited Partners shall have the conversion rights specified in Exhibit D with respect to the Class B Limited Partners and Exhibit E with respect to the Class C Limited Partner. If the Liquidity Event Closing does not occur prior to June 30, 1999, the Partnership will not be combined with any other Entity without the prior written consent of seventy-five percent (75%) of the Percentage Interests held by the Class B and C Partners.

                  8.5. Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

                                   ARTICLE IX

                        TRANSFER OF PARTNERSHIP INTERESTS

                  9.1 Transfer.

                  (a) The term "transfer", when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest or any portion thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise; provided however, that the term "transfer", when used in this
Article IX does not (except when such term is used in Section 9.4) include any redemption of Partnership Interests from a Limited Partner.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IX. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void ab initio.

                  9.2 General Partner Transfer.

                  (a) Except for transfers to its Affiliates or as may be required by the Financing Documents, the General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership as a General Partner without the Consent of the Partners at any time that the Limited Partners (other than the General Partner and its Affiliated Entities in their capacity as a Limited Partner) own, in the aggregate, 45% or more of the issued and outstanding Partnership Units.

                  (b) In the event the General Partner withdraws from the Partnership in violation of this Agreement or otherwise dissolves, terminates or upon the Bankruptcy of the General Partner, STT II or the REIT, all the remaining Partners, which are not Affiliates of the General Partner, within 90 days after such withdrawal, dissolution, termination or Bankruptcy, may elect to continue the business of the Partnership and appoint a successor general partner effective as of the date of such withdrawal, dissolution, termination or Bankruptcy.

                  9.3 Transfers by Limited Partners.

                  (a) Subject to the provisions of Sections 9.3(b) and 9.3(d), no Limited Partner shall have the right to transfer all or any portion of its Partnership Interest without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

                  (b) Notwithstanding the provisions of Section 9.3(a) (but subject to the provisions of Section 9.4 and the Financing Documents), a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its economic rights in its Partnership Interest to a member of such transferor's Immediate Family, or a trust for the benefit of a member of such transferor's Immediate Family in a donative transfer that does not involve the receipt of any consideration; provided, that any Partnership Interest permitted to be transferred pursuant to this Section 9.3(b) shall remain subject to all provisions of this Agreement, including, without limitation, this Article IX. Any permitted transferee of a Class B or Class C Limited Partner under this
Section 9.3(b), whether admitted as a Limited Partner or having the status of an Assignee, will succeed to the rights and obligations of the transferor specified in Exhibits D or E (whichever is applicable to the transferor) to the extent of the transferred interest.

                  (c) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 9.3 as a substituted limited partner (as such term is used in the Act), which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a substituted limited partner shall not give rise to any cause of action against the Partnership or any Partner. A transferee who has been admitted as a substitute Limited Partner in accordance with this Article IX shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                  (d) If the General Partner, in its sole and absolute discretion, does not consent to the admission of any Person that is a permitted transferee under Sections 9.3(a) or 9.3(b), as a substituted limited partner, such transferee shall be considered an assignee ("Assignee") for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interests assigned to it and shall have all of the Redemption Rights granted to Limited Partners by this Agreement attributable to such Partnership Interests, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote (such Partnership Interests being deemed to have been voted on such matter in the same proportion as all other Partnership Interests held by Limited Partners are voted). In the event any Assignee desires to make a further assignment of any such Partnership Interests, such Assignee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Partnership Interests.

                  (e) The Limited Partners acknowledge that the Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would allow any such Partnership Interests to be registered.

                  9.4 Certain Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may a Partner transfer a Partnership Interest (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) if, in the opinion of counsel qualified in such matters, such transfer would cause the REIT to cease to qualify as a real estate investment trust under the Code; (iii) if such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704(b) of the Code; or (iv) except with respect to Partnership Interests pledged in connection with the Financing, to a lender to the Partnership or any Person who is related to any lender to the Partnership (within the meaning of Section 1.752- 4(b) of the Regulations), unless in the opinion of counsel to the Partnership, such transfer and ownership of the Partnership Interest by the lender (or related person) will not have adverse federal income tax consequence to the Partners.

                  9.5 Effective Dates of Transfers.

                  Transfers pursuant to this Article IX may only be made as of the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                  9.6 Pledges Required by Financing. Nothing contained in this
Article IX shall be deemed to limit the ability of the Partners to pledge and grant a security interest in their Partnership Interests as may be required by the Financing.


                                    ARTICLE X

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

                  10.1 No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted to the Limited Partners in this Agreement shall not be deemed to be rights relating to the management of the Partnership's business. As provided by the Act, a Limited Partner will not become personally liable for the obligations of the Partnership by participating in the management and control of the business.

                  10.2 No Withdrawal. No Limited Partner may withdraw its Capital Contribution from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

                  10.3 Conflicts. Subject to any agreements or arrangements relating to rights of first opportunity, and the restriction contained in any employment or consulting agreements, the Limited Partners and their Affiliates are entitled to carry on such other business interests, activities and investments, including business interest and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such other activities of a Limited Partner, or the income or profits derived therefrom.

                  10.4 Provision of Information.

                  (a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 10.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest in the Partnership, upon written request with a statement of the purpose of such request:

                           (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                           (2) to obtain a current list of the names and last known business, residence or mailing address of each Partner; and

                           (3) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

                  (b) Notwithstanding any other provisions of this Section 10.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its business or (ii) the Partnership is required by law or by agreement with an unaffiliated third party to keep confidential.

                  10.5 Power of Attorney.

                  (a) Each Limited Partner constitutes and appoints the General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Georgia and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
(iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner to the effect and extent permitted by law and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

                  (c) Nothing contained in this Section 10.5 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XII hereof.

                  10.6 Additional Financing.

                  Without the prior written Consent of sixty-eight percent (68%) of the Percentage Interests held by the Partners, the assets of the Partnership or Pioneer shall not be used as security for liabilities of the Partnership or any Affiliate that, in the aggregate, would exceed $315 million.


                                   ARTICLE XI

                   GRANT OF CERTAIN RIGHTS TO LIMITED PARTNERS

                  Each Class B and Class C Limited Partner shall have the conversion rights and such other rights set forth in this Agreement and as more specifically provided for in Exhibit D with respect to a Class B Limited Partners and in Exhibit E with respect to a Class C Limited Partner.


                                   ARTICLE XII

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

                  12.1 Amendments.

                  (a) Except as provided in paragraphs (b) and (c) of this
Section 12.1, this Agreement may not be amended unless such amendment is approved by the General Partner and Limited Partners holding at least sixty-eight percent (68%) of the Percentage Interests held by the Partners.

                  (b) Notwithstanding Section 12.1(a), the General Partner shall have the power, without the consent of any of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                           (1) to add to the obligations of the General Partner
or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                           (2) to reflect the admission, substitution, removal,
or withdrawal of Partners in accordance with this Agreement;

                           (3) to reflect a change that does not adversely
affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement that is not inconsistent with law or with other provisions of this Agreement; and

                           (4) to satisfy any requirements, conditions, or
guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner will provide notice to the Limited Partners promptly after any action under this Section 12.1(b) is taken.

                  (c) Notwithstanding Section 12.1(a) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Articles V or VI hereof (except as permitted pursuant to Paragraph 5 of Exhibit B, and Section 12.1(b)(3) hereof), (iv) prior to the IPO Closing, alter or modify the rights of the Class B and C Limited Partners set forth in Exhibits D and E hereto, or (v) amend this Section 12.1(c).


                                  ARTICLE XIII

                            MEETINGS OF THE PARTNERS

                  13.1 Partner Meetings.

                  (a) Special meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 15 percent or more of the Percentage Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven
(7) and not more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or as provided for in Section 13.2.
                  (b) The Partners will hold quarterly meetings, for the transaction of such business as may properly come before the meeting. Such meetings will be held within thirty (30) days of the close of each calendar quarter at such place, date and time as the General Partner shall specify in the Notice of the meeting, which shall be delivered to each Limited Partner at least 10 days prior to such meeting. Neither the business to be transacted at, nor the purpose of, such quarterly meeting need be specified in the notice (or waiver of notice) thereof.

                  (c) Unless otherwise expressly provided for in this Agreement, the quorum for a Partners' meeting for the transaction of business will be sixty-eight percent (68%) of the Percentage Interests held by the Partners, whether in person or by proxy. An act of sixty-eight percent (68%) of the Percentage Interests held by the Partners shall be an act of the Limited Partners, unless the vote of a greater proportion or number is otherwise required by the Act or this Agreement.

                  13.2 Written Consent. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed (in counterpart or otherwise) by Partners holding at least sixty-eight percent (68%) of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of sixty-eight percent (68%) of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).
Such consent shall be filed with the General Partner.

                  13.3 Proxy. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

                  14.1 Notices. All notices, requests, reports or other communications required or permitted to be given to a Partner or Assignee pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by first class United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy, one Business Day after deposit in the overnight mail or other next day delivery service or three business days after deposit in United States mail, postage prepaid, and properly addressed to the appropriate party. For purposes of this Section 14.1, the addresses of the parties hereto shall be as set forth in the Partnership's records. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof to the General Partner.

                  14.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the

State of Georgia, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

                  14.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                  14.4 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  14.5 Entire Agreement. This Agreement, the Financing Documents and the Class B and C Agreements contain the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  14.6 Titles and Captions. The Article and Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  14.7 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter form and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  14.8 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  14.9 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement.

                  14.10 Binding Effect. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  14.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including without limitation, the making, performance or interpretation of this

Agreement, will be settled by arbitration. The arbitration shall be (i) in the event the amount in dispute is less than $250,000, by a single arbitrator, mutually selected by the General Partner and the Partner involved or (ii) if the amount in dispute equals or exceeds $250,000, by a panel of three arbitrators, one arbitrator selected by each of the General Partner and the Partner involved and the two arbitrators in turn selecting a third arbitrator to act with them in a panel. Each arbitrator shall be experienced in the matters at issue. The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator or the panel (or any place agreed to by the General Partner and Partner involved, and the arbitrator or panel), and shall be conducted in accordance with the Commercial Arbitration Rules existing at the date thereof of the American Arbitration Association to the extent not inconsistent with this Agreement. The decision of the arbitrator or panel shall be final and binding as to any matters submitted under this Agreement; provided, however, that if necessary, such decision may be enforced by either the Partnership or the Partner involved in any court of record having jurisdiction over the subject matter or over any of the parties. The determination of which party (or combination of them) bears the costs and expenses incurred in connection with any such arbitration proceeding shall be determined by the arbitrator or the panel. The parties agree that the arbitrator or panel shall have no jurisdiction to consider evidence with respect to or render any award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty). The parties agree that all facts and other information relating to any arbitration arising under this Agreement will be kept confidential to the fullest extent permitted by law.

                  14.12 Exhibits. The provisions of Exhibits A through H to this Agreement are by this reference hereby incorporated into this Agreement as if contained in the body of the Agreement. To the extent that any provision in the body of the Agreement is inconsistent with a term contained in an Exhibit, the terms and conditions of the Exhibit will control.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.

GENERAL PARTNER:                    STRATEGIC TIMBER TWO OPERATING CO., LLC

                                    By:  /s/ Thomas P. Broom
                                       -----------------------------------------
                                       Thomas P. Broom
                                       Vice President and Manager

LIMITED PARTNERS:                   STRATEGIC TIMBER TWO OPERATING CO., LLC

                                    By:  /s/ Thomas P. Broom
                                       -----------------------------------------
                                       Thomas P. Broom
                                       Vice President and Manager


                                    OLD PIONEER, LLC


                                    By:  /s/ Gregory M. Demers
                                       -----------------------------------------
                                       Gregory M. Demers, as authorized member

                                      /s/ Gregory M. Demers
                                    --------------------------------------------
                                    GREGORY M. DEMERS

                                      /s/ T. Yates Exley
                                    --------------------------------------------
                                    T. YATES EXLEY


                                    KING INVESTMENT GROUP, INC.

                                    By:  /s/ Ed King      by: Gregory Demers
                                                             As Attorney-in-fact
                                       -----------------------------------------
                                    Title:  President
                                          --------------------------------------

                                      /s/ Darrick Salyers
                                    --------------------------------------------
                                    DARRICK SALYERS

                                      /s/ James A. Youell by: Gregory Demers
                                                             As Attorney-in-fact
                                    --------------------------------------------
                                    JAMES A. YOUELL

                                    MACH ONE PARTNERS, LLC

                                    By:  /s/ [illegible]
                                       -----------------------------------------
                                    Title:  Authorized Representative
                                          --------------------------------------

                                                                    EXHIBIT A TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP


                      PARTNERS' CONTRIBUTIONS AND INTERESTS



                                                  Cash or
          Name/Address                         Agreed Value of            Partnership           Percentage
           of Partner                           Contributions                Units              Interest
           ----------                           -------------                -----              --------
             General Partner
             ---------------

Strategic Timber Two                              $1,100,000                 Class A               1.000%
Operating Co., LLC                                                             100
5 N. Pleasant Street
New London, NH 03257

            Limited Partners
            ----------------

Class A                                           $33,900,000                Class A              30.818%
-------                                                                      -------
Strategic Timber Two                                                          3,082
Operating Co., LLC
5 N. Pleasant Street
New London, NH 03257


Class B                                           $7,988,045                 Class B               7.262%
-------                                                                      -------
Gregory M. Demers                                                              726
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487


Old Pioneer, LLC                                  $41,743,455                 3,795               37.949%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

T. Yates Exley                                    $3,250,000                   296                 2.955%
5 N. Pleasant Street
New London, NH 03257



                                                  Cash or
          Name/Address                         Agreed Value of            Partnership           Percentage
           of Partner                           Contributions                Units               Interest
           ----------                           -------------                -----               --------
King Investment Group, Inc.                       $4,413,500                   401                 4.012%
30414 LeBleu Road
Eugene, OR 97405

Darrick Salyers                                   $6,305,000                   573                 5.732%
25310 Jeans Road
P.O. Box 876
Veneta, OR 97487

James A. Youel                                    $1,300,000                   118                 1.181%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487
                                                  ----------                ---------             -------
Class B Subtotal                                 $65,000,000                 5,909                59.091%


Class C                                                                      Class C
-------                                                                      -------
MACH ONE PARTNERS,                               $10,000,000                  909                 9.091%
LLC
c/o Nancy K. Thomason                             ----------                ---------             -------
First Union National Bank
 of Georgia
1100 Abernathy Road, N.E.
Bldg. 500
Atlanta, GA 30328

Total                                            $110,000,000                 10,000                100%

                                                                    EXHIBIT B TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP

                           CAPITAL ACCOUNT MAINTENANCE


                  Definitions. The following terms, for the purposes of this Exhibit B and the Agreement shall have the meaning set forth below:

                  1. "Depletion" shall mean, with respect to standing timber owned by the Partnership, the recovery (as a noncash expense) of the costs associated with the acquisition or establishment of timber stands, as determined under Code section 611 and the Regulations thereunder; provided, however, if there is a difference between the Gross Asset Value and adjusted tax basis of such timber, Depletion means "book" depletion as determined under the Code section 704(b) Regulations.

                  "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book" depreciation or amortization as determined under the Code section 704(b) Regulations.

                  "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  2. Capital Account of the Partners. The Partnership shall maintain for each Partner, a separate Capital Account in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv).

                  3. Computation of Net Income or Net Loss. For each fiscal year or other applicable period, the Net Income or Net Loss shall be an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, in accordance with section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a) shall be included in taxable income or loss. The following adjustments shall then be made:

                  (a) include as an item of gross income any tax-exempt income received by the Partnership;

                  (b) any expenditure of the Partnership described in section 705(a)(2)(B) of the Code shall be treated as a deductible expense;

                  (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing Net Income or Net Loss, there shall be taken into account Depreciation and Depletion;

                  (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property as adjusted for Depreciation and Depletion rather than its adjusted tax basis; and

                  (e) in the event of an adjustment to the Gross Asset Value of any Partnership asset, as provided for in subparagraphs (b), (c) and (d) of Paragraph 3 of this Exhibit B, that also requires the Capital Accounts of the Partnership to be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e),
(f) and (m), the amount of such adjustment is to be taken into account as an additional item of income or deduction, as is applicable.

                  (f) Once an item of income, gain, loss or deductions is included in the initial computation of Net Income or Net Loss but is then subjected to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputed without regard to such item.

                  4. Contributed Property and Adjustments to Value.

                  With respect to any asset of the Partnership, the Gross Asset Value of such asset shall be such asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of any asset (other than cash) contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution, and such amount as reduced for any liabilities assumed or taken subject to by the Partnership in connection with such contribution, shall be reflected in the books and records of the Partnership and on Exhibit A to this Agreement as the "Agreed Value" of the contributed property;

                  (b) if the General Partner reasonably determines, based upon an opinion of counsel knowledgeable in such matters, that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, based upon an opinion of counsel knowledgeable in such matters, as of the following events:

                           (x) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                           (y) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest; and

                           (z) immediately prior to the liquidation of the Partnership within the meaning of the Regulations under Code section 704(b);

                  (c) in accordance with Regulations Section
                  1.704-1(b)(2)(iv)(e), the Gross Asset Values of Partnership Assets distributed in kind shall be adjusted upward or downward to reflect any unrealized gain or loss attributable to such Partnership property, as of the time any such asset is distributed;

                  (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to the Regulations under Code section 704(b); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

                  (e) The initial net agreed value of the assets contributed by the Class B Limited Partners is set forth on Exhibit A.

                  5. Periodic Adjustments to Gross Asset Value. As of the end of each fiscal year or other computation period, Gross Asset Values shall be adjusted by any Depletion or Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

                  6. Overriding Principles. The provisions of the Agreement (including this Exhibit B and the other exhibits to this Agreement), relating to the maintenance of capital accounts and allocations are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modifications, provided that such modification is not likely to have a material adverse effect on the amounts distributable to any Partner or Assignee, pursuant to Article VIII of this Agreement, upon dissolution of the Partnership.

                                                                    EXHIBIT C TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP


                            SPECIAL ALLOCATION RULES


                  Notwithstanding the provisions of Section 6.1 of the Agreement, the Special Allocation Rules of this Exhibit C are controlling as to the allocation of any items of Partnership income, gain, loss and deduction.

                  1. Definitions. The following terms shall, for purposes of this Exhibit C and the Agreement, have the meanings set forth below:

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                           (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the
                           Regulations; and

                           (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

                  "Nonrecourse Liabilities" shall have the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

                  "Partner Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

                  "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                  "Partnership Minimum Gain" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations.

                  "Regulatory Allocations" shall mean the allocations required by the Regulations under Code section 704(b) in order for allocations to be deemed to have "economic effect" within the meaning of Code section 704(b) and as provided for in subparagraphs (a) through (e) of Paragraph 2 of this Exhibit C.

2.       Special Allocations.

                  Notwithstanding any other provisions of the Agreement, the following special allocations shall be made prior to any allocation under
Section 6.1 of the Agreement and in the following order:

                  (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as otherwise provided in Regulation Section 1.704-2)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner' s share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement of Regulation
Section 1.704-2 and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

                  (b) Partner Minimum Gain. If there is a net decrease in Partner Minimum Gain during any fiscal year (except as otherwise provided in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in Partner Minimum Gain, if any. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph
(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

                  (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii) (d)(4),(5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) as to which such Partner Nonrecourse Deductions are attributable, as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

                  (f) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under the Regulatory Allocations and
Section 6.1 of the Agreement shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph (f) is intended to minimize, to the extent possible, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

3.       Tax Allocations.

                  (a) Generally. Except as provided in subparagraph (b) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners in the same proportion as the corresponding book items (within the meaning of the Code section 704(b) Regulations).

                  (b) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding paragraph (a) hereof, Tax items that relate to Partnership property that is subject to Code section 704(c) (contributed property having a fair market value different from its tax basis) and/or revalued pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section 704(c) and Regulation Section 1.704-3. The General Partner is authorized to select the method under Regulation Section 1.704-3 for the allocation of Section 704(c) Tax items.

4.       Excess Nonrecourse Liabilities.

                  The "excess nonrecourse liabilities" of the Partnership (within the meaning of Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with the Partners' Percentage Interests.

                                                                    EXHIBIT D TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                 STRATEGIC TIMBER PARTNERS II,LP


                           TERMS OF THE RIGHTS OF THE
                           CLASS B PARTNERSHIP UNITS


         1. Definitions. In addition to terms defined in Section 1. 1 of the Agreement, the following terms shall, for purposes of this Exhibit and the Agreement, have the meanings set forth below:


                  "Class B Consideration" means as to each Class B Limited Partner the sum of. (i) such Partner's Agreed Value of the Pioneer membership interests contributed by such Class B Limited Partner to the capital of the Partnership, as reflected on Exhibit A of this Agreement, and (ii) such Class B Limited Partner's Class B Preferred Return.

                  "Class B Preferred Return" means, as to a Class B Limited Partner, a cumulative return on the Agreed Value of such Class B Limited Partner Capital Contribution, computed like simple interest at the rate of fifteen percent (15%) per annum, commencing on the day following the giving of a Notice exercising a put by the Class B Representative in accordance with the provisions of Paragraph 3 of this Exhibit D and continuing until the earlier to occur of payment of such return or the Class B Representative exercising the Class B Proxy, less the amount of any Net Operating Cash Flow distributed to the Class B Limited Partner pursuant to Section 5.1 (b) of this Agreement after the Put Notice is given. Such return will be computed based upon 365-day year.

                  "Class B Unit Price" means the initial price to the public of a Share in an IPO or the price per Share to the equity investors in a Liquidity Event that is a private placement, less a cumulative available discount of up to $3,900,000 for all Class B Limited Partners, applied in accordance with this definition on a pro rata basis. If the initial Liquidity Event is a private placement of equity, to the extent that a Class B Partner retains an equity interest in the Partnership or the Surviving Entity, such Partner will receive an appropriate discount measured by the savings of underwriting costs, if any, arising as a result of such Partner's continued interest. In any IPO, the Class B Partners will receive a discount in computing the amount of continued equity investment equal to (A) such Partner's pro rata share of the initial cumulative available discount of $3,900,000 multiplied by a fraction, the numerator of which is the Class B Limited Partner's Agreed Value after reduction for any distribution in cash previously made from Net Liquidity Event Proceeds, or in the IPO, and the denominator of which is such Partner's initial Agreed Value less (B) the amount of discount previously utilized pursuant to this definition, if any, in the determination of the equity of such Partner as a result of a prior private placement.

                  "Class B Proxy" means an irrevocable proxy granted by STT II to the Class B Representative pursuant to the terms and conditions of this Exhibit D, which is in the form attached hereto as Exhibit D-1 and incorporated herein by this reference.

                  "Pioneer Property" means the assets of Pioneer Resources, LLC.

         2.       Rights At and Following a Liquidity Event.

         (a) Prior to filing a registration statement with the SEC for a public underwritten offering of REIT Shares, the Class B Representative on behalf of the Class B Limited Partners and the Partnership will execute a Registration Rights And Lock-Up Agreement having substantially the terms set forth in Exhibit I to this Agreement, with such changes as the parties in good faith negotiate and agree to accommodate changes in the law and market conditions. Such agreement will definitively define the restrictions imposed by the Securities Laws or the Underwriter on any Shares that may be issuable to the Class B Limited Partners upon the merger of the Partnership with the Surviving Entity or the conversion of OP Units to Shares in connection with an IPO, such as a "lock up" of the OP Units or Shares for a period of one (1) year after the IPO Closing.

         (b) Effective as of the merger of the Partnership with the Surviving Entity in connection with the Liquidity Event Closing, the Class B Partnership Units will be converted to OP Units in accordance with the Merger Agreement. Upon such merger, the consideration for the Class B Partnership Units of each Class B Limited Partner will be OP Units and/or such Class B Limited Partner's allocable share of the Net Liquidity Event Proceeds. The maximum number of OP Units to be issued to a Class B Limited Partner shall be determined by dividing such Class B Limited Partner's Class B Consideration by the Class B Unit Price. If a Class B Limited Partner states a preference for a combination of cash and OP Units, the maximum number of OP Units will be determined by dividing such Class B Limited Partners' Class B Consideration (less the amount of cash, if any, payable to such Partner in connection with the merger) by the Class B Unit Price. To the extent that Net Liquidity Event Proceeds are not sufficient to fully satisfy the cash preference amounts of the Class B and Class C Limited Partners and the Class C Limited Partners of STP, then the available Net Liquidity Event Proceeds shall be allocated among them on a pro rata basis based on their respective Agreed Values (as defined in this Agreement, and in Exhibit A to the STP limited partnership agreement with respect to the Class C Limited Partners of STP).

         (c) On or before the thirtieth day before the REIT intends to either: (i) file a registration statement with the SEC, or (ii) commence distribution of the private placement memoranda, the General Partner will provide each Class B Limited Partner with Notice of such intent accompanied by a draft of the proposed registration statement or private placement memorandum and related exhibits as they exist on such date and containing appropriate disclaimers as to reliance because such document is in draft format and subject to change as a result of review by the Underwriters, the SEC or for any other reason. No later than 20 days after such Notice, each Class B Limited Partner may elect to notify the General Partner of its preferred form of consideration among the alternatives of all cash, a combination of cash and OP Units and all OP Units. The General Partner will attempt to honor, in good faith, the preference stated by each Class B Limited Partner as to the form of the consideration to be received by it, subject to the constraints suggested or imposed by the Underwriter or imposed by the Financing Documents. If a Class B Limited Partner fails to timely provide a Notice of its preference to the General Partner, all of such Class B Limited Partner's consideration will be paid in OP Units in accordance with the formula contained in the Merger Agreement

         3.       Put Rights.

         (a) If the Liquidity Event Closing has not occurred on or before the Liquidity Event Deadline, the Class B Representative shall have the right to issue a Notice to the Partnership Invoking a put of all of the Class B Units to the Partnership under the terms specified in this Paragraph 3(a) ("Put Notice"). Once a Put Notice is issued, the Partnership shall have a call right on all the Class B Partnership Units. The exercise price of the put and the call for the Class B Partnership Units is the aggregate Class B Consideration of the Class B Limited Partners. Any purchase and sale effectuated pursuant to this Paragraph 3(a) shall be completed on or before the later to occur of (i) December 31, 1999 or (ii) the thirtieth day following the date that a Put Notice is given ("Redemption Date") and shall be subject to the customary representations and warranties by a seller in such a transaction.

         (b) If the aggregate Class B Consideration is distributed to the Class B Partners pursuant to a closing on or before the Redemption Date, the amounts distributed to the Class B Partners at such closing shall be in full and complete satisfaction and liquidation of their interests in the Partnership

         (c) If the Partnership is unable to pay the aggregate Class B Consideration on or before the Redemption Date including due to such payment being prohibited by the Financing Documents, the Class B Representative shall have the right to exercise the Class B Proxy and assume control of the Partnership.

         (d) Upon exercise of the Class B Proxy by the Class B Representative, STT II shall be admitted to the Partnership as a Limited Partner, with STTOC having distributed all of the Class A Units initially held by it as a Limited Partner to STT II. Once the Class B Proxy has been exercised, any amount that would be distributed to the General Partner by the Partnership shall be distributed to STT II as the sole member of the General Partner.

         (e) If a sale of substantially all of the Pioneer Property is consummated during the period when the General Partner is controlled by the Class B Representative, the net proceeds, if any, remaining after full and complete satisfaction of the Financing and any other liabilities of the Partnership will be distributed: (i) first, to the Class B Limited Partners in an amount equal to their respective Class B Consideration; (ii) next, to the Class C Limited Partner to the extent of the Class C Consideration; and (iii) thereafter, to the Partners in proportion to their respective Percentage Interests; provided however that, to the extent such distributions are otherwise payable to the Class A Partner, such payments shall be used to repay the bridge loan as to which the REIT is the borrower.

         (f) Upon a distribution to the Class B Limited Partners of $30 million cash in the aggregate as a result of an IPO or closing of a private placement of equity, the put rights of the Class B Partners will be extinguished.

         4. Limitation on Class B Rights. The rights granted in paragraphs 2 and 3 of this Exhibit D, any other rights granted to the Class B Limited Partners and the Partnership's obligations or required performance in connection with the exercise or enforcement of any such rights are expressly subject to the terms and provisions of the Financing Documents and any limitations or restrictions that may be contained therein.

         5. Controlling Provisions. To the extent that the provisions of the Agreement, including without limitation Exhibit E, are inconsistent with the provisions contained in this Exhibit D, the terms and conditions of Exhibit D will control.

         6. Transfer by a Class B Limited Partner. For purposes of Article IX of the Agreement, after a Liquidity Event Closing and subject to any limitations imposed by the Securities Laws or the Underwriters, the General Partner will be deemed to have consented to a Class B Limited Partner's assignment of any of the OP Units that they hold to their respective Immediate Families and to any Person that is a Class B Limited Partner as of the execution of the Agreement, and the substitution of such Persons as Limited Partners, subject to any contractual restrictions to which the Class B Limited Partner is a party.

         7. Voting Rights. With respect to all matters as to which the Class B Limited Partners are entitled to vote or Consent under the terms of this Agreement, the Class B Representative shall exercise such rights unless eighty percent (80%) of the Percentage Interests held by the Class B Limited Partners vote or Consent to each Class B Limited Partner exercising its own voting rights.

                                                                  EXHIBIT D-1 TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP



                                IRREVOCABLE PROXY

                                 October 9, 1998




To:      Mr. Gregory M. Demers,
         as Class B Representative
         253 10 Jeans Road
         Veneta, OR 97487


         Reference is made to that certain First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Strategic Timber Partners II, LP (the "Partnership"), and in particular Exhibit D thereto, for a statement of terms and conditions upon which this proxy is exercisable. Pursuant to the Partnership Agreement, the Undersigned has granted to you this proxy with respect to all of the membership interests (the "Interests") of Strategic Timber Two Operating Co., LLC, which is wholly-owned by the Undersigned and is the general partner of the Partnership (the "Company").

         The Undersigned hereby irrevocably appoints you as attorney and proxy, with full power of substitution, as provided in Section 3 of Exhibit D to the Partnership Agreement, to vote or express written consent or dissent in such manner as such attorney and proxy, or its substitute, shall, in its sole discretion, deem proper and otherwise act (including pursuant to any limited liability company action in writing without a meeting) with respect to all of the Interests which the Undersigned is entitled to vote at any meeting of members (whether annual or special and whether or not an adjourned meeting) of the Company, or pursuant to written action taken in lieu of any such meeting or otherwise. This proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable proxy.

         This irrevocable proxy shall terminate only if the Class B Consideration (as defined in the Partnership Agreement) has been paid or otherwise discharged on or before December 31, 1999. This irrevocable proxy is subject to all of the terms, conditions and limitations of the Partnership

Agreement, including without limitation rights granted under the Financing Documents (as defined in the Partnership Agreement).

                                          Very truly yours,

                                          STRATEGIC TIMBER TRUST II, LLC

                                          By:
                                             -----------------------------------
                                             Thomas P. Broom
                                             Vice President

                                          Attest:
                                                 -------------------------------
                                                  Joseph E. Rendini
                                                  Secretary

                                                                    EXHIBIT E TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP


                           TERMS OF THE RIGHTS OF THE
                            CLASS C PARTNERSHIP UNITS


         1. Definitions. In addition to terms defined in Section 1.1 of the Agreement, the following terms shall, for purposes of this Exhibit and the Agreement, have the meanings set forth below:

                  "Class C Consideration" means the initial Agreed Value of the Capital Contribution of the Class C Limited Partner, as reflected on Exhibit A of the Agreement, plus the Class C Cumulative Return.

                  "Class C Cumulative Return" means a: (i) cumulative return on the initial Agreed Value of the Capital Contribution of the Class C Limited Partner at the rate of forty percent (40%) per annum, commencing as of the effective date of this Agreement and continuing until the earlier to occur of the payment of such return or the exercise of the Class C Proxy, computed based upon a 365-day year, less (ii) the amount of any Net Operating Cash Flow distributed to the Class C Limited Partner pursuant to Section 5.1 (b) of this Agreement.

                  "Class C Unit Price" means the initial price to the public of a Share in an IPO, or the price per Share to the equity investors in a Liquidity Event that is a private placement, less a cumulative available discount of up to $500,000 for all Class C Limited Partners, applied in accordance with this definition on a pro rata basis. If the initial Liquidity Event is a private placement of equity, to the extent that a Class C Partner retains an equity interest in the Partnership or the Surviving Entity, such Partner will receive an appropriate discount measured by the savings of underwriting costs, if any, arising as a result of such Partner's continued interest. In any IPO, the Class C Partners will receive a discount in computing the amount of continued equity investment equal to (A) such Partner's pro rata share of the initial cumulative available discount of $500,000 multiplied by a fraction, the numerator of which is the Class C Limited Partner's Agreed Value after reduction for any distribution in cash previously made from Net Liquidity Event Proceeds, or in the IPO, and the denominator of which is such Partner's initial Agreed Value less (B) the amount of discount previously utilized pursuant to this definition, if any, in the determination of the equity of such Partner as a result of a prior private placement.

                  "Class C Proxy" means an irrevocable proxy granted by STT II to the Class C Limited Partner pursuant to the terms and conditions of this Exhibit E, which is in the form attached hereto as Exhibit E-1 and incorporated herein by this reference.

                  "Pioneer Property" means the assets of Pioneer Resources, LLC.

         2.       Rights At and Following a Liquidity Event.

         (a) Prior to filing a registration statement with the SEC for a public underwritten offering of REIT Shares, the Class C Limited Partner and the Partnership will execute a Registration Rights And Lock-Up Agreement having substantially the terms set forth in Exhibit I to this Agreement, with such changes as the parties in good faith negotiate and agree to accommodate changes in the law and market conditions. Such agreement will definitively define the restrictions imposed by the Securities Laws or the Underwriter on any Shares that may be issuable to the Class C Limited Partner upon the merger of the Partnership with the Surviving Entity or the conversion of OP Units to Shares in connection with an IPO, such as a "lock up" of the OP Units or Shares for a period of one (1) year after the IPO Closing.

         (b) Effective as of the merger of the Partnership with the Surviving Entity in connection with the Liquidity Event Closing, the Class C Partnership Units will be converted to OP Units in accordance with the Merger Agreement. Upon such merger, the consideration for the Class C Partnership Units will be OP Units and/or the Class C Limited Partner's allocable share of the Net Liquidity Event Proceeds. The maximum number of OP Units to be issued to the Class C Limited Partner shall be determined by dividing the Class C Limited Partner's Class C Consideration by the Class C Unit Price. If the Class C Limited Partner states a preference for a combination of cash and OP Units, the maximum number of OP Units will be determined by dividing the Class C Limited Partners' Class C Consideration (less the amount of cash, if any, payable to such Partner in connection with the merger) by the Class C Unit Price. To the extent that Net Liquidity Event Proceeds are not sufficient to fully satisfy the cash preference amounts of both the Class B and Class C Limited Partners, the available Net Liquidity Event Proceeds will be allocated among them on a pro rata basis based on their respective Agreed Values (as defined in this Agreement, and in Exhibit A to the STP limited partnership agreement with respect to the Class C Limited Partners of STP).

         (c) On or before the thirtieth day before the REIT intends to either: (i) file a registration statement with the SEC, or (ii) commence distribution of the private placement memoranda, the General Partner will provide the Class C Limited Partner with Notice of such intent accompanied by a draft of the proposed registration statement or private placement memorandum and related exhibits as they exist on such date and containing appropriate disclaimers as to reliance because such document is in draft format and subject to change as a result of review by the Underwriters, the SEC or for any other reason. No later than 20 days after such Notice, the Class C Limited Partner may elect to notify the General Partner of its preferred form of consideration among the alternatives of all cash, a combination of cash and OP Units and all OP Units. The General Partner will attempt to honor, in good faith, the preference stated by the Class C Limited Partner as to the form of the consideration to be received by it, subject to the constraints suggested or imposed by the Underwriter or imposed by the Financing Documents. If a Class C Limited Partner fails to timely provide a Notice of its preference to the General Partner, all of such Class C Limited Partner's consideration will be paid in OP Units in accordance with the formula contained in the Merger Agreement.

         3.       Put Rights.

         (a) If the Liquidity Event Closing has not occurred on or before the Liquidity Event Deadline, the Class C Limited Partner shall have the right to issue a Notice to the Partnership invoking a put of all of the Class C Units to the Partnership under the terms specified in this Paragraph 3(a) ("Put Notice"). Once a Put Notice is issued, the Partnership shall have a call right on all the Class C Partnership Units. The exercise price of the put and the call for the Class C Partnership Units is the Class C Consideration. Any purchase and sale effectuated pursuant to this Paragraph 3(a) shall be completed on or before the later to occur of (i) September 30, 1999 or (ii) the thirtieth day following the date that a Put Notice is given ("Redemption Date") and shall be subject to the customary representations and warranties by a seller in such a transaction. At the closing of a sale pursuant to this Paragraph 3(a), the Class B Consideration will be paid prior to any amount being paid to the Class C Limited Partner; provided, however, the Class B Representative may elect by written Notice to the Partnership, to retain Class B Units even though the Class C Partner is being redeemed. Such Notice must be provided no later than 30 days prior to the Redemption Date.

         (b) If all of the Class C Consideration is distributed to the Class C Partner pursuant to a closing on or before the Redemption Date, the amounts distributed to the Class C Partner at such closing shall be in full and complete satisfaction and liquidation of its interest in the Partnership.

         (c) If the Partnership is unable to pay the Class C Consideration on or before the Redemption Date, including due to such payment being prohibited by the Financing Documents, then from such date until December 31, 1999 the Class C Representative shall have the right to exercise the Class C Proxy and assume control of the Partnership, subject to the rights of the Class B Limited Partner as set forth in this Agreement.

         (d) Upon exercise of the Class C Proxy by the Class C Limited Partner, STT II shall be admitted to the Partnership as a Limited Partner, with STTOC having distributed all of the Class A Units initially held by it as a Limited Partner to STT II. Once the Class C Proxy has been exercised, any amount that would otherwise be distributed to the General Partner by the Partnership shall be distributed to STP 11 as the sole member of the General Partner.

         (e) If a sale of substantially all of the Pioneer Property is consummated during the period when the General Partner is controlled by the Class C Limited Partner, the net proceeds, if any, remaining after full and complete satisfaction of the Financing and any other liabilities of the Partnership will be distributed: (i) first to the Class B Limited Partners in an amount equal to their respective Class B Consideration; (ii) next, to the Class C Limited Partner to the extent of its Class C Consideration; (iii) thereafter, to the Partners in proportion to their respective Percentage Interests; provided, however, that, to the extent such distributions are otherwise payable to the Class A Partner, such payments shall be used to repay the bridge loan as to which the REIT is the borrower.

         4. Limitation on Class C Rights. The rights granted in Paragraphs 2 and 3 of this Exhibit E and any other rights granted to the Class C Limited Partner and the Partnership's obligations or required performance in connection with the exercise or enforcement of any such rights are expressly subject to the terms and provisions of the Financing Documents and any limitations or restrictions that may be contained therein.

         5. Controlling Provisions. To the extent that the provisions of the Agreement are inconsistent with the provisions contained in this Exhibit E, the terms and conditions of Exhibit E will control except to the extent inconsistent with the provisions of Exhibit D in which event Exhibit D will control.

         6.       Transfer by the Class C Limited Partner. For purposes of
Article IX of the Agreement, after a Liquidity Event Closing and subject to any limitations imposed by the Securities Laws or the Underwriters, the General Partner will be deemed to have consented to the Class C Limited Partner's assignment of any of the OP Units that it holds to its members or any of their respective Affiliates, and the substitution of such Persons as Limited Partners, subject to any contractual restrictions arising under any contracts to which the Class C Limited Partner is a party.

                                                                  EXHIBIT E-1 TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP


                                IRREVOCABLE PROXY

                                 October 9, 1998

To:      Mr. Hanns A. Pielenz
         Mr. Larry Woodard
         c/o Mrs. Nancy K. Thomason
         First Union National Bank of Georgia
         1100 Abernathy Road, NE, Bldg. 500
         Atlanta, GA 30328


         Reference is made to that certain First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Strategic Timber Partners II, LP (the "Partnership", and in particular Exhibit E thereto, for a statement of terms and conditions upon which this proxy is exercisable. Pursuant to the Partnership Agreement, the Undersigned has granted to you this proxy with respect to all of the membership interests (the "Interests") of Strategic Timber Two Operating Co., LLC, which is wholly-owned by the Undersigned and is the general partner of the Partnership (the "Company").

         The Undersigned hereby irrevocably appoints you as attorney and proxy, with full power of substitution, as provided in Section 3 of Exhibit E to the Partnership Agreement, to vote or express written consent or dissent in such manner as such attorney and proxy, or its substitute, shall, in its sole discretion, deem proper and otherwise act (including pursuant to any limited liability company action in writing without a meeting) with respect to all of the Interests which the Undersigned is entitled to vote at any meeting of members (whether annual or special and whether or not an adjourned meeting) of the Company, or pursuant to written action taken in lieu of any such meeting or otherwise. This proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable proxy.

         This irrevocable proxy shall terminate on the sooner to occur of. (i) the Class C Consideration (as defined in the Partnership Agreement) has been paid in full or otherwise discharged; or (ii) December 31, 1999. This irrevocable proxy is subject to all of the terms, conditions and limitations of the Partnership Agreement, including without limitation rights granted under the Financing Documents (as defined in the Partnership Agreement).

                                          Very truly yours,

                                          STRATEGIC TIMBER TRUST II, LLC

                                          By:
                                             -----------------------------------
                                             Thomas P. Broom
                                             Vice President

                                          Attest:
                                                 -------------------------------
                                                  Joseph E. Rendini
                                                  Secretary

                                                                    EXHIBIT F TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP


                      REDEMPTION RIGHTS OF CLASS B OP UNITS

         After the IPO, the Redemption Rights of the Class B Limited Partners of the Surviving Entity will be on substantially the same terms and conditions as are specified in this Exhibit F, with the Class B and C Limited Partners of the Partnership recognizing that such rights may be modified to accommodate comments by the SEC and the Underwriter.

         1.       Definitions.

         "Cash Amount" means an amount of cash equal to the Share Value of the Redeeming Partner's REIT Shares Amount.

         "Conversion Factor" means one (1), provided that in the event that the REIT (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the conversion factor shall be adjusted by multiplying the then existing conversion factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption), issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "Record Date" means the record date for the declaration of a dividend by the REIT.

         "Redeeming Partner" has the meaning set forth in Paragraph 2 of this Exhibit F.

         "Redemption Amount" means either the Cash Amount or the REIT Shares Amount, as determined by the General Partner in its sole and absolute discretion. A Redeeming Partner shall have no right, without the General Partner's consent, to receive the Redemption Amount in the form of the REIT Shares Amount, although the General Partner will attempt to accommodate any preferences stated in the Redemption Notice as to the form of consideration taking into account the best interests of the REIT's existing shareholders.

         "Redemption Notice" has the meaning set forth in Paragraph 2 of this Exhibit F.

         "Redemption Rights" have the meaning set forth in Paragraph 2 of this Exhibit F.

         "REIT Shares Amount" means a number of REIT Shares equal to the product of the number of Class B Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the REIT issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         "Share Value" means, with respect to a Share, the average of the daily market price (as hereinafter defined) for the ten (10) consecutive trading days immediately preceding the Valuation Date. The "market price" for each such trading day means: (i) if the Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System ("NASDAQ"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, or (ii) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ, the last reported sale price on the Valuation Date or, if no sale takes place on the Valuation Date, the average of the closing bid and asked prices on the Valuation Date, as reported by a reliable quotation source designated by the General Partner.

         "Valuation Date" means the date of receipt by the General Partner of a Notice exercising a Class B Limited Partner's Redemption Rights in accordance with this Agreement or, if such date is not a business day, the first business day thereafter.

         2. Grant of Rights. Subject to the provisions of Paragraph 4 of this Exhibit F, each Class B Limited Partner shall have the right (the "Redemption Right") to require the Partnership to redeem, no later than 30 days after receipt by the General Partner of a Notice electing redemption ("Redemption Notice"), all or a portion of the Class B Partnership Units held by such Class B Limited Partner ("Redeeming Partner") at a price equal to, and in the form of, the Redemption Amount. A Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid with respect to a Partnership Record Date that is more than 10 business days after the Valuation Date. An Assignee may exercise the Redemption Rights that were applicable to the Partnership Units that were assigned. In connection with any exercise of such rights by an Assignee, the Redemption Amount shall be paid directly to such Assignee. A Redeeming Partner may not exercise the Redemption Right for less than one thousand (1,000) Class B Partnership Units or, if such Redeeming Partner holds less than one thousand (1,000) Class B Partnership Units, all of the Class B Partnership Units held by such Redeeming Partner.

         3. Right of REIT to Assume. Notwithstanding the provisions of Paragraph 2 of this Exhibit F, the REIT may, in its sole and absolute discretion, assume and directly satisfy a Redemption Right by paying the Redemption Amount. Upon satisfaction of the Redemption Amount, the REIT shall acquire the Class B Partnership Units specified in the Redemption Notice and such Units will automatically be converted to Class A Partnership Units and thereafter the REIT shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the REIT exercises its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the REIT shall treat the transaction between the REIT and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the REIT for federal income tax purposes. Each redeeming Partner agrees to execute such documents as the REIT may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

         4. Limitation on Redemption for Shares. Notwithstanding the provisions of Paragraphs 2 and 3 of this Exhibit F, a Person shall not be entitled to exercise the Redemption Right pursuant to Paragraph 2 of this Exhibit F and request REIT Shares, if the delivery of REIT Shares to such Person would be prohibited under the REIT's articles of incorporation in order to prevent violation of the REIT requirements with respect to not being "closely held" (as defined in Code section 856(h)) and the not less than 100 shareholders limitation.

                                                                    EXHIBIT G TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP


                                 MAJOR DECISIONS


         Prior to a Liquidity Event Closing and notwithstanding anything to the contrary in the Partnership Agreement, the following actions will require the Consent of the Partners; provided, however, each of the Partners will consider such proposed action in good faith and Consent shall not be unreasonably withheld:

         (i) A single sale of any portion of the property of Pioneer, if the selling price is $5,000,000 or more.

         (ii) Approval of any cutting contract if: (a) the contract would permit harvest in periods extending beyond December 31, 1999, or (b) the contract provides that the dollar value of the timber to be cut under such contract would exceed $5,000,000.

         (iii) Incurring Partnership debt which in the aggregate exceeds of $315 million.

         (iv) Removal of Arthur Andersen, LLP as accountants for the Partnership.

         (v) The merger or combination of the Partnership, STTOC or STT II with any entity, including the Surviving Entity, if the merger consideration to be received by any party differs in an adverse manner from the consideration reflected in the form of agreement contained in Exhibit H.

         (vi) Any amendment to or restatement of the Partnership Agreement or any exhibits thereto.

         (vii) Approval of the redemption or liquidation of any Partner that is effective prior to the Liquidity Event Closing other than the redemption or liquidation of the Class C Limited Partner, in whole or part, pursuant to Exhibit E of this Agreement.

         (viii) The admission, withdrawal, removal or substitution of any Partner other than the redemption or liquidation of the Class C Limited Partner, in whole or part, pursuant to Exhibit E of this Agreement.

         (ix)     Selection of any independent entity as the forest manager.

         (x) Any amendment or change to the Financing Documents, which pursuant to the terms of such Financing Documents, requires the consent of the Required Lenders under either the Bridge Loan or the Senior Credit Facility.

In addition to the foregoing, the Class B and Class C Limited Partners shall have the right, at their own expense (including the charges of accountants, lawyers and other professionals engaged for that purpose) to assist in the preparation of, review and comment upon any proposed amendment to the Financing Documents, form of the partnership agreement for the Surviving Entity and to participate in the preparation of any registration statement for the REIT to be filed with the SEC and/or any private placement memorandum to be utilized in a private equity offering.

                                                                   EXHIBIT H TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                               STRATEGIC TIMBER PARTNERS II, LP




                          PLAN AND AGREEMENT OF MERGER
                                      AMONG
                          STRATEGIC TIMBER TRUST, INC.,
                         STRATEGIC TIMBER TRUST II LLC,
                         STRATEGIC TIMBER OPERATING CO.,
                    STRATEGIC TIMBER TWO OPERATING CO., LLC,
                       STRATEGIC TIMBER PARTNERS, LP, and
                        STRATEGIC TIMBER PARTNERS II, LP
                    =========================================

         THIS IS A PLAN AND AGREEMENT OF MERGER (this "Plan and Agreement of Merger") by and among Strategic Timber Trust, Inc., a Georgia corporation ("STT"), Strategic Timber Trust II LLC, a Georgia limited liability company ("STT2"), Strategic Timber Operating Co., a Delaware corporation ("STOC"), Strategic Timber Two Operating Co., LLC, a Georgia limited liability company ("STOC2") Strategic Timber Partners, LP, a Delaware limited partnership ("STP") and Strategic Timber Partners II, LP, a Georgia limited partnership ("STP2"). Each of STT2, STOC2 and STP2 is hereinafter sometimes referred to individually as a "Merging Entity" and collectively as the "Merging Entities." STP is hereinafter sometimes referred to as the "Surviving Entity." The Merging Entities, the Surviving Entity, STT and STOC are referred to herein collectively as the "Constituent Entities."

         This Plan and Agreement of Merger has been executed pursuant to the First Amended and Restated Agreement of Limited Partnership of STP2, dated as of October 9, 1998 (the "STP2 LP Agreement").

         In consideration of the mutual promises and the terms and conditions set forth below and in the STP2 LP Agreement, and other good and valuable consideration (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the Constituent Entities hereby agree as follows with respect to the merger of STT2, STOC2 and STP2 with and into STP (the "Merger"):

         1. Background; Approvals. The Merger is being effected pursuant to the Georgia Limited Liability Company Act (the "GLLCA"), the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") and the Georgia Revised Uniform Limited Partnership Act (the "GRULPA"). The board of directors of STT and STOC, the management committee and members of STT2 and STOC2, and the general partner and limited partners of STP and STP2, have adopted this Plan and Agreement of Merger in accordance with applicable law and their constituent documents.

                                     H- 1 -

         2. The Merger and Surviving Entity. In accordance with the terms Of this Plan and Agreement of Merger: (a) the Constituent Entities shall make appropriate filings with the Secretary of State of the States of Delaware and Georgia, and (b) at the Merger Effective Time (as hereinafter defined), the Merging Entities shall be merged with and into the Surviving Entity as provided herein.

         3. Merger Effective Time. The Merger shall be effective as of 12:01 a.m. on the day immediately following the filing of articles or a certificate of merger with the Secretary of State of the States of Delaware and Georgia, or such other time as the Constituent Entities to such Merger may agree, as reflected in the articles or certificate of merger as filed, the "Merger Effective Time"), such filings to be made shortly in advance of the consummation of a Liquidity Event Closing (as defined in the STP2 LP Agreement).

         4. Effect of Mergers. At the Merger Effective Time: (a) STT2, STOC2 and STP2 will merge with and into STP; (b) the separate existence of the Merging Entities will cease; (c) the ownership interests of the Merging Entities will be converted as provided in this Plan and Agreement of Merger; and (d) the Mergers will otherwise have the effect provided under the applicable laws of the States of Delaware and Georgia.

         5. Consideration for Merger. At the Merger Effective Time:

            (a) The membership interests of STT2 will be converted into the right to receive an aggregate of $100.00 in cash from STP;

            (b) The membership interests of STOC2 will be converted into the right to receive an aggregate of $100.00 in cash from STP;

            (c) Each Class A Partnership Unit of STP2 will be canceled and no consideration shall be paid in exchange therefor;

            (d) As to each Class B Limited Partner of STP2, the Class B Partnership Units of STP2 held by such Class B Limited Partner shall, in the aggregate, be converted into Class B Partnership Units of STP and/or cash, as follows:

            (i) to the extent such Class B Limited Partner has elected to convert a portion of its Class B Consideration into cash in accordance with the terms and subject to the limitations set forth in Exhibit D to the STP2 LP Agreement (the "Class B Cash Amount"), and subject to subsection (f) below, such portion shall be paid in cash, and

            (ii) the amount of such Class B Limited Partner's Class B Consideration in excess of its Class B Cash Amount (if any) shall, in accordance with the terms and subject to the limitations set forth in Exhibit D to the STP2 LP Agreement and subsection (f) below (the "Class B Conversion Amount"), be converted into a number of Class B

                                     H- 2 -

         Partnership Units of STP equal' to its Class B Conversion Amount divided by the Class B Unit Price (as defined in Exhibit D to the STP2 LP Agreement);

            (e) As to each Class C Limited Partner of STP2, the Class C Partnership Units of STP2 held by such Class C Limited Partner shall, in the aggregate, be converted into Class B Partnership Units of STP and/or cash, as follows:

                  (i) to the extent such Class C Limited Partner has elected to convert a portion of its Class C Consideration into cash in accordance with the terms and subject to the limitations set forth in Exhibit E to the STP2 LP Agreement (the "Class C Cash Amount"), and subject to subsection (f) below, such portion shall be paid in cash, and

                  (ii) the amount of such Class C Limited Partner's Class C Consideration in excess of its Class C Cash Amount (if any) shall, in accordance with the terms and subject to the limitations set forth in Exhibit E to the STP2 LP Agreement and subsection (d) below (the "Class C Conversion Amount'% be converted into a number of Class B Partnership Units of STP equal to its Class C Conversion Amount divided by the Class C Unit Price (as defined in Exhibit E to the STP2 LP Agreement);

            (f) To the extent that the Net Liquidity Event Proceeds (as defined in the STP2 LP Agreement) are insufficient to satisfy in full the requested Class B Cash Amounts and Class C Cash Amounts, together with the amount that has been requested to be paid in cash in satisfaction of the Class C Partnership Units of STP pursuant to (and subject to the limitations of) Exhibit D to STP's limited partnership agreement then the available Net Liquidity Event Proceeds shall be allocated among the Class B Limited Partners, the Class C Limited Partners, and the Class C Limited Partners of STP on a pro rata basis based on their respective Agreed Values (as defined in this Agreement and in the STP limited partnership agreement with respect to the Class C Limited Partners of
STP), the balance being satisfied by delivery of Class B Partnership Units in accordance with the methodology set forth above (with respect to the Class B and Class C Limited Partners) and in Exhibit D to STP's limited partnership agreement (with respect to the Class C Limited Partners of STP);

            (g) The certificate of limited partnership of STP, as in effect immediately prior to the Merger Effective Time, shall continue to be the STP's certificate of limited partnership at and after the Merger Effective Time until amended in accordance with applicable law;

            (h) The limited partnership agreement of STP, as in effect immediately prior to the Merger Effective Time, shall continue to be STP's limited partnership agreement at and after the Merger Effective Time until amended in accordance with the DRULPA; and

                                     H- 3 -

                (i) The Entity which is the general partner of STP immediately prior to the Merger Effective Time shall continue to be STP's general partner at and after the Merger Effective Time until changed in accordance with STP's limited partnership agreement.

            6. Merging Entity Interests. As of the Merger Effective Time, each certificate or other evidence of ownership of an interest (whether common stock, membership interest or partnership interest) in any Merging Entity shall be deemed to represent only the consideration into which such interest has been converted pursuant to this Plan and Agreement of Merger, and may be surrendered for such consideration immediately following the Merger Effective Time in accordance with such procedures as established by the Surviving Entity, in their reasonable discretion.

            7. HSR Filing: Other Consents. Consummation of the Merger shall be conditioned upon compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, and to the obtaining of any other material consents or approvals of any governmental authority or third party that are required in connection with the consummation of the Merger.

            8. Amendment. This Plan and Agreement of Merger may be amended at any time prior to the Merger Effective time by the Constituent Entities without the prior authorization of their respective boards of directors, management committees, stockholders, members or limited partners, provided that any amendment will be subject to any applicable restrictions imposed by the DRULPA, the GLLCA, the GRULPA, or their respective constituent documents requiring further organizational approval. No amendment of any provision of this Agreement and Plan of Merger shall be valid unless the same shall be in writing and signed by all of the Constituent Entities.

            9. Further Assurances. Upon the execution of this Plan and Agreement of Merger and thereafter, each of the Constituent Entities agrees to do such things as may be reasonably requested by any other Constituent Entity in order to more effectively consummate or document the transactions contemplated by this Plan and Agreement of Merger. If at any time any Surviving Entity shall consider or be advised that any further assignments or assurances or any things are necessary or desirable to vest in the Surviving Entity, in accordance with THE Terms of This Plan and Agreement of Merger, the title of any property or rights of any Merging Entity, then the last acting general partner or officer of such Merging Entity or the corresponding general partner or officer of the Surviving Entity shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Entity, or otherwise to carry out the purposes of this Plan and Agreement of Merger or the Merger.

            10. Number: Gender: Captions; Certain Definitions. Whenever the context so requires, the singular number includes the plural, the plural includes the singular, and the gender of any pronoun includes the other genders. Titles and captions of or in this Plan and Agreement

                                     H- 4 -
of Merger are inserted only as a matter of convenience and for reference and in no Way affect the scope of this Plan and Agreement of Merger or the intent of its provisions. The parties agree: (a) that "applicable law" means all provisions of any constitution, statute, law, rule, regulation, decision, order, decree, judgment release, license, permit, stipulation or other official pronouncement enacted, promulgated or issued by any governmental authority or arbitrator or arbitration panel; (b) that "governmental authority" means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body, person or entity; and (c) that "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         11. Copies. This Plan and Agreement of Merger may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Plan and Agreement of Merger or its terms to produce or account for more than one of such copies.

                         (signatures on following pages]

                                     H-5 -

         DULY EXECUTED and delivered by each of the Constituent Entities, on the day of

                                     STRATEGIC TIMBER TRUST, INC.

                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                     STRATEGIC TIMBER TRUST II, LLC

                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                     STRATEGIC TIMBER OPERATING CO.


                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                     STRATEGIC TIMBER TWO OPERATING
                                       CO., LLC

                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                     H- 6 -

                                     STRATEGIC TIMBER PARTNERS, LP

                                     By: Strategic Timber Two Operating Co.,
                                         its General Partner


                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                     STRATEGIC TIMBER PARTNERS II, LP

                                     By: Strategic Timber Operating Co., LLC,
                                         its General Partner


                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                                *  *  *  *  *  *


                                     H- 7 -

                                                                    EXHIBIT I TO
                                                      FIRST AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                STRATEGIC TIMBER PARTNERS II, LP

                         TERMS OF REGISTRATION RIGHTS OF
                       CLASS B LIMITED PARTNERS AFTER IPO

1.       Incidental Registration Rights.

         If at any time after the one year anniversary of the closing of an IPO, the REIT proposes to register any of its REIT Shares under the Securities Act of 1933, as amended ("1933 Act") (except for registration of shares solely in connection with an employee benefit plan or a merger or consolidation) in any public offering, whether or not for sale for its own account, it will at such time give prompt written notice to the Class B Limited Partners which hold OP Units (each a "Holder") of its intention to do so and of the Holder's rights under this Section.

         Upon the written request of a Holder made within 30 days after the receipt of any such notice (which request shall specify the number of REIT Shares intended to be disposed of by the Holder), the REIT will use all reasonable efforts to effect the registration under the 1933 Act and applicable state securities laws of all REIT Shares in connection therewith which the REIT has been so requested to register by a Holder.

         If the managing underwriter for any underwritten offering in a registration pursuant to this Section shall inform in writing the REIT and the Holders of its belief that the number of securities requested to be included in such registration would materially and adversely affect its ability to effect such offering, then the REIT will include in such registration the number which the REIT is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the REIT to be sold for its own account, and second, such REIT Shares and other securities of the REIT requested to be included in such registration by persons exercising their incidental registration rights, pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included.

         The registration rights granted hereunder shall apply only to REIT Shares acquired by a Holder from the REIT in redemption of OP Units, excluding (i) REIT Shares for which a registration statement relating to the sale thereof shall have become effective under the 1933 Act and which have been issued to such Holder or disposed of by such Holder under such registration statement, (ii) REIT Shares sold by such Holder pursuant to Rule 144 or Rule 144A promulgated under the

         1933 Act, or (iii) REIT Shares eligible for sale pursuant to Rule 144(k) (or any successor provision) promulgated under the 1933 Act.

2.       Preparation; Information; Reasonable Investigation.

         It shall be a condition precedent to the obligations of the REIT to take any action pursuant to this Agreement that:

         (a) Holder shall furnish to the REIT such information regarding Holder, the REIT Shares held or to be acquired by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's REIT Shares; and

         (b) Holder agrees that for a period of one year after consummation of the IPO, without the consent of the REIT, it will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek redemption of, or otherwise dispose of, directly or indirectly, any OP Units, except as otherwise permitted by the managing underwriter of the IPO in connection with permitted transfers to family members in accordance with the lock-up arrangements required by such underwriter.

3.       Expenses of Registration.

         All expenses incident to the registrations, filings or qualifications pursuant to this Agreement, including without limitation all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the REIT, shall be borne by the REIT; provided, however, that the REIT shall not be required to pay or reimburse (i) brokerage or underwriting discounts and commissions relating to the sale or disposition of REIT Shares by any Holder; (ii) the fees and disbursements of counsel representing any Holder and accounting or other expenses incurred by it; and (iii) taxes of any kind (including, without limitation, transfer taxes) relating to the sale or disposition of REIT Shares by any Holder.

4.       Indemnification.

         If any REIT Shares are included in a registration statement under this
         Agreement:

         (a) REIT Indemnification.

         To the extent permitted by law, the REIT will indemnify and hold harmless and defend Holder, the officers, directors, partners, managers, members, agents and employees of Holder or any underwriter (as defined in the 1933 Act), and each person, if any, who controls Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

                  (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by the REIT of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law.

         THE REIT WILL PAY OR REIMBURSE SUCH HOLDER, officer, director, partner, manager, member, agent, employee, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the REIT (which consent shall not be unreasonably withheld), nor shall the REIT be liable to Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises solely from or is based solely upon a Violation which occurs in reliance upon and in conformity with written information famished expressly for use in connection with such registration by or on behalf of Holder or its controlling person, or
         (b) if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the REIT Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

         (b)      Holder Indemnification.

         To the extent permitted by law, Holder will indemnify and hold harmless the REIT, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the REIT within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (joint or several) to which the REIT or any such director, officer or controlling person, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of Holder expressly for use in connection with such registration, and (ii) the failure by a Holder to deliver a final or amended prospectus furnished by the REIT to the Holder at or prior to the confirmation of the sale of REIT Shares by the Holder to a purchaser of such Holder's REIT Shares; and Holder will reimburse any legal or other expenses reasonably incurred by the REIT or any such director, officer or controlling person, in connection with investigating or defending any such loss, claim, damage, inability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld, nor, in the case of a sale directly by the REIT of its securities (including a sale of such securities through any underwriter retained by the REIT to engage in a distribution solely on behalf of the REIT), shall Holder be liable to the REIT in any case in which such untrue statement or omission or alleged untrue statement or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the REIT failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

5.       Survival of Rights and Obligations.

         The obligations of the REIT and Holder under this Section shall survive the completion of any offering of REIT Shares in a registration statement whether under this Agreement or otherwise.